MASSELLA & ASSOCIATES, CPA, PLLC
----------------   CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS ----------------




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM






          To the Stockholders of:
          StrikeForce Technologies, Inc.
          Edison, New Jersey


          We have issued our reports dated October 19, 2004 and December 28, 2005, accompanying the financial statements of StrikeForce Technologies, Inc. contained in the Registration Statement on Form SB-2 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the headings "Selected Financial Data" and "Experts."


       /S/MASSELLA & ASSOCIATES, CPA, PLLC
          ---------------------------------
          MASSELLA & ASSOCIATES, CPA, PLLC
          Syosset, New York
          February 2, 2005










           485 UNDERHILL BLVD., SUITE 100, SYOSSET, NY 11791-3434
                   TEL: (516) 6S2-0101 * FAX: (516) 682-0440

         Registered with the Public: Company Accounting Oversight Board
        Members of the American Institute of Certified Public Accountants
           and New York State Society of Certified Public Accountants